CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Plan Administrator

Crescent State Bank Employees’ 401(k) Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-160566) on Form S-8 of our report dated June 28, 2012 with respect to the financial statements and supplemental schedules of Crescent State Bank Employees’ 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina

June 28, 2012